EXHIBIT 10.2

EXECUTION VERSION

THIRD

AMENDMENT
TO THE

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CSP OPERATING PARTNERSHIP, LP

Dated as of December 17, 2015

THIS THIRD AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CSP OPERATING PARTNERSHIP (this “Amendment”), dated as of December 17, 2015, is hereby adopted by Gramercy Property Trust, a Maryland real estate investment trust (defined in the Agreement, hereinafter defined, as the “General Partner”), as the general partner of CSP Operating Partnership, LP, a Delaware limited partnership (the “Partnership”).   For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Third Amended and Restated Agreement of Limited Partnership of CSP Operating Partnership, LP, effective as of May 1, 2012, as amended by (i) the First Amendment to the Third Amended and Restated Agreement of Limited Partnership of CSP Operating Partnership, LP, dated as of July 1, 2012, and (ii) the Second Amendment to the Third Amended and Restated Agreement of Limited Partnership of CSP Operating Partnership, LP, dated as of December 15, 2015 (collectively, the “Agreement”).

WHEREAS, on December 17, 2015, the General Partner filed articles of amendment to its declaration of trust changing its name from “Chambers Street Properties” to “Gramercy Property Trust”;

WHEREAS, Section 2.02 of the Agreement provides that the General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners;

WHEREAS, on December 17, 2015, the General Partner filed an amendment to the Partnership’s certificate of limited partnership changing the Partnership’s name from “CSP Operating Partnership, LP” to “GPT Operating Partnership LP”;

WHEREAS, Section 14.01(b) of the Agreement provides that the General Partner, without the approval of the Limited Partners under certain circumstances, may amend any provision of the Agreement; and

WHEREAS, the General Partner desires to amend the Agreement to reflect the name changes referred to above.

NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

1.              Amendments.

(a)         The name of the Agreement is hereby amended and restated as follows:

“Third Amended and Restated Agreement of Limited Partnership of GPT Operating Partnership LP.”

(b)         Article I of the Agreement is hereby amended to restate the following definitions in their entirety:

“General Partner” means Gramercy Property Trust, a Maryland real estate investment trust, or its successors as general partner of the Partnership.

“Partnership” means GPT Operating Partnership LP, the limited partnership formed under the Act and continued upon the terms and conditions set forth in this Agreement, and any successor thereto

(c)          The first sentence of Section 2.02 of the Agreement is hereby amended and restated in its entirety as follows:

“The name of the Partnership is GPT Operating Partnership LP.”

2.              Agreement. The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement immediately prior to the date hereof.

3.              Governing Law. Notwithstanding the place where this Amendment may be executed, all of the terms and provisions hereof shall be construed under and governed by the substantive laws of the State of Delaware, without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

GRAMERCY PROPERTY TRUST

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President